U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut	06807
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	024-10704
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Class A common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock of Chicken Soup for the Soul Entertainment, Inc. (the “Company”). The description of the Class A common stock is contained under the heading “Description of Securities” in the offering circular included in the Company’s Form 1-A initially filed with the Securities and Exchange Commission on June 1, 2017, as amended from time to time (File No. 024-10704) (the “Offering Circular”) to which this Form 8-A relates is incorporated herein by reference.

Item 2.	Index to Exhibits.

Exhibit No.	Description

3 1	Certificate of Incorporation (included in the Offering Circular as Exhibit 2.1).

3.2	By-laws (included in the Offering Circular as Exhibit 2.2).

4.1	Specimen Common Stock Certificate (included the Offering Circular as Exhibit 3.1).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

Date: June 20, 2017	By: /s/ William J. Rouhana, Jr. William J. Rouhana, Jr. Chairman and Chief Executive Officer

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